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                                 EXHIBIT 10(bb)

                        SUPPLEMENTAL SEVERANCE AGREEMENT
                            DUE TO CHANGE IN CONTROL
                            OF RURBAN FINANCIAL CORP.

         This AGREEMENT is made and entered into this 25 day of June, 2002, by and among Rurban Financial Corp. (the "Corporation"), a corporation organized under the laws of the State of Ohio, with its main office in Defiance, Ohio, and Robert W. Constien (the "Employee"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Corporation.

         WHEREAS, the Employee serves as an executive officer of the Corporation or a wholly owned subsidiary of the Corporation:

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Employee and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

         1.       No Employment Contract

                  The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that none of the terms and conditions contained herein shall be effective until such time as there is a Change in Control of the Corporation as hereinafter defined in this Agreement.

         2.       Term of Agreement

The term of this Agreement shall be for a period of 24 months commencing on the date this agreement is executed (hereafter referred to as the "Term").

         3.       Termination for Cause

(a) The Employee shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination by the Corporation for "Cause" shall mean only the following events:

                           (i)      personal dishonesty;

                           (ii)     incompetence;

                           (iii) material breach of any provision of this Agreement;

                           (iv) breach of a fiduciary duty involving personal gain or profit;

                           (v)      intentional failure to perform stated
                                    duties;

                                                                            109.
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                           (vi)     a willful and material breach of the
                                    policies and procedures for the operation of the Corporation provided to the Employee by formal action of the Board of Directors;

                           (vii)    willful violation of any law, rule,
                                    regulation (other than a law, rule or
                                    regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                           (viii)   willful misconduct.

                  (b)      (i)      For purposes of Paragraph 3(a)(ii),
                                    "incompetence" shall mean the Employee's performance of his duties as measured against the then prevailing standards in the Ohio banking industry.

                           (ii) For purposes of Paragraph 3(a)(vii) and 3(a)(viii), no act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Corporation.

                           (iii) For purposes of Paragraph 3(a)(vii), a cease-and-desist order shall not become final until consent by the Corporation, as the case may be, to such order, or the exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

         4.       Voluntary Termination of Agreement

                  This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Employee and the Board of Directors.

         5.       Change in Control

                  (a) For purposes of this Agreement, a "Change in Control of the Corporation" shall mean the appointment of a new President/Chief Executive Officer.

                  (b) If, during the Term of this Agreement, there is a Change of Control of the Corporation, after which the Employee's employment is terminated by the Corporation without Cause or after which Employee's responsibilities and/or compensation are substantially reduced and if, and only if, said termination or reduction in job responsibilities and/or compensation is

                                                                            110.
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involuntary, then the Employee shall be entitled to a termination or severance payment. The amount of the severance payment shall be as specified in Paragraph 6 of this Agreement.

         6.       Termination Benefits

                  Upon the occurrence of all conditions necessary to entitle Employee to a severance or termination payment hereunder, Employee shall be entitled to receive his base salary for whatever period of the Term remains, and for no less than six months, after the date of employee's termination from employment or the date on which Employee's responsibilities and/or compensation are substantially reduced.

         7.       Successor Organization

The obligations of the Corporation as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation, as well as any organization which assumes substantially all of the liabilities of the Corporation whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Employee and the Employee may not delegate his duties hereunder.

         8.       Non-Competition

                  Employee agrees that for a period of two (2) years after the date on which his employment terminates with the Corporation for any reason, he shall not, without the written consent of the Corporation, in the capacity of a trustee, director, employee, agent, consultant, or otherwise, provide advice with respect to, engage in or directly or indirectly supervise the provision of any service or sale of any product which competes with any service or product of the Corporation, its subsidiaries or any affiliates, within a fifty (50) mile radius of the Corporation. Further, for the period described herein, Employee may not, without the prior consent of the Corporation, employ (as an employee, independent contractor, agent, or otherwise) or solicit the employment of, either directly or indirectly through an organization with which Employee becomes affiliated, any individual who was employed by the Corporation either on the effective date of Employee's termination or during any time within one (1) year of such date.

         9.       Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                                                                            111.
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         A.       If to the Corporation, to:

                        Board of Directors
                        Rurban Financial Corp.
                        401 Clinton Street
                        Defiance, Ohio 43512

         B.       If to the Employee, to:

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         10.      No Mitigation Required

There shall be no requirement that Employee mitigate any damages or reduce the amount of any payment provided for in this Paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 6 be reduced by any compensation earned by Employee as the result of employment by any other employer after the date of termination or otherwise. However, any payments due hereunder shall be reduced by any other payments made to the Employee pursuant to any other Change in Control Agreement or Executive Salary Continuation Agreement between the parties.

         11.      Amendments

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         12.      Paragraph Headings

The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                                                                            112.
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         13.      Severability

                  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14.      Governing Law

This Agreement shall, except to the extent that federal law shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         15.      Arbitration

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         This document supplements and does not supersede any Change of Control Agreement between the Employee and Rurban Financial Corp. signed prior to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

WITNESSES:                                  RURBAN FINANCIAL CORP.

/s/Kathy Mericle-Adkins               By: /s/Richard C. Burrows
------------------------------            ----------------------------

/s/Jean Hubbard                       Its:  Interim President & CEO
------------------------------

WITNESSES:

/s/Jean Hubbard                       /s/Robert W. Constien
------------------------------        -------------------------------
                                      Employee

                                                                            113.
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                                   SCHEDULE A
                                       TO
                                 EXHIBIT 10(bb)

         Agreements between Rurban Financial Corp. and certain of the executive officers of Rurban Financial Corp. substantially identical to Agreement, effective June 25, 2002, between Robert W. Constien and Rurban Financial Corp.

         Effective June 25, 2002, Rurban Financial Corp. (the "Registrant") entered into Agreements with the executive officers of the Registrant identified below, which Agreements are substantially identical to the Agreement, effective June 25, 2002, between the Registrant and Robert W. Constien, President and Chief Executive Officer of State Bank, a copy of which is being included as
Exhibit 10(bb) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 Form 10-K").

         In accordance with Rule 12b-31 promulgated under the Securities Exchange Act of 1934 and Item 601(b)(10)(iii) of Regulation S-K, the following table identifies those executive officers of the Registrant with whom the Registrant has entered into Agreements similar to that included as Exhibit 10(b) to the 2003 Form 10-K:

       NAME                       CURRENT OFFICES HELD WITH THE REGISTRANT
------------------          ---------------------------------------------------
Henry R. Thiemann           Executive Vice President and Operations Manager of
                            State Bank

                                                                            114.